UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2006
GOODRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-892	34-0252680

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 22, 2006, Goodrich Corporation (“Goodrich”) issued $290,753,000 aggregate principal amount of its new 6.29% Notes due 2016 (the “New 10-Year Notes”), a form of which is filed as Exhibit 4.1 and incorporated herein by reference, and $254,589,000 aggregate principal amount of its new 6.80% Notes due 2036 (the “New 30-Year Notes” and, together with the New 10-Year Notes, the “New Notes”), a form of which is filed as Exhibit 4.2 and incorporated herein by reference. The New 10-Year Notes were issued in exchange for $177,917,000, or 59.9%, of Goodrich’s outstanding 7 1/2% Notes due 2008, $32,735,000, or 43.2%, of its outstanding 6.45% Notes due 2008 and $80,101,000, or 40.1%, of its outstanding 6.60% Notes due 2009. In connection with its exchange of its 6.29% Notes due 2016, Goodrich paid an aggregate cash premium of approximately $8.56 million to exchanging holders of its 7 1/2% Notes due 2008, 6.45% Notes due 2008 and 6.60% Notes due 2009. The New 30-Year Notes were issued in exchange for $242,540,000, or 48.5%, of Goodrich’s outstanding 7.625% Notes due 2012, and Goodrich paid an aggregate cash premium of approximately $11.97 million to exchanging holders of its 7.625% Notes due 2012. Exchanging holders also received a cash payment representing accrued and unpaid interest on the exchanged notes to, but not including, the settlement date of the exchanges.
     The exchange transactions were effected pursuant to exchange offers commenced by Goodrich on May 22, 2006. Participation in the exchanges was limited to holders of the above-listed series of outstanding Goodrich notes who certified certain matters to Goodrich, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933.
     For purposes of the exchange offers:
•	the yield on the New 10-Year Notes is 6.292% per annum and the issue price of the New 10-Year Notes was $999.83, which was determined by reference to the bid-side yield on the designated 10-year benchmark security as of the specified pricing time, which was 5.092% per annum; and

•	the yield on the New 30-Year Notes is 6.807% per annum and the issue price of the New 30-Year Notes was $999.08, which was determined by reference to the bid-side yield on the designated 30-year benchmark security as of the specified pricing time, which was 5.207% per annum.
     Goodrich issued the New Notes under the Indenture dated as of May 1, 1991 between it and The Bank of New York Trust Company, N.A., as successor trustee, and a supplemental indenture with the trustee with respect to each series of New Notes. The Third Supplement Indenture dated June 22, 2006 between Goodrich and the trustee, which is filed as Exhibit 4.3 and is incorporated herein by reference, establishes the terms of the New 10-Year Notes. The Fourth Supplement Indenture dated June 22, 2006 between Goodrich and the trustee, which is filed as Exhibit 4.4 and is incorporated herein by reference, establishes the terms of the New 30-

Year Notes. This indenture, together with the two supplemental indentures, is referred to as the “indenture.” The indenture does not limit the amount of debt securities that Goodrich may issue thereunder, nor does it limit Goodrich’s ability to incur additional indebtedness.
     The New 10-Year Notes will mature on July 1, 2016 and the New 30-Year Notes will mature on July 1, 2036. Interest on the New Notes accrues from June 22, 2006 and is payable semi-annually, in arrears, on January 1 and July 1 of each year, beginning on January 1, 2007. All payments of interest on the New Notes will be made to the persons in whose names the New Notes are registered at the close of business on December 15 or June 15 preceding the respective interest payment dates, except that interest payable at maturity will be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any payment otherwise required to be made in respect of the notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on the original due date. No additional interest will accrue as a result of a delayed payment in this case. A business day is defined in the indenture governing the New Notes as a day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law to close.
     The New Notes are unsecured obligations of Goodrich and rank equally with all of its other unsecured and unsubordinated indebtedness. Goodrich may from time to time, without giving notice to or seeking the consent of the holders of the New Notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the New Notes. Any additional securities having such similar terms, together with the New Notes, will constitute a single series of securities under the indenture governing the New Notes.
     Each series of the New Notes is redeemable, in whole or in part, at Goodrich’s option at any time or from time to time at a redemption price equal to the greater of:
•	100% of the principal amount of the New Notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points for the New 10-Year Notes and 30 basis points for the New 30-Year Notes plus, in each case, accrued and unpaid interest on the New Notes to the redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.
     “Reference Treasury Dealer” means (i) Banc of America Securities LLC, Deutsche Bank Securities Inc., Calyon Securities (USA) Inc., Harris Nesbitt Corp. and Wachovia Capital Markets, LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and the respective successors of each of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Goodrich will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by Goodrich.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.
     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
     Upon the occurrence of an event of default referred to in the indenture with respect to a series of the New Notes, the maturity of that series of the New Notes may be accelerated, under the procedures and with the effects specified in the indenture.
     In connection with the issuance of the New Notes, Goodrich entered into a registration rights agreement pursuant to which it agreed to file an exchange offer registration statement with the Securities and Exchange Commission, or “SEC,” to allow holders of the New Notes to exchange their New Notes for an equal principal amount of notes with substantially identical terms, except they will generally be freely transferable under the Securities Act of 1933. In addition, the registration rights agreement requires Goodrich, under various circumstances, to file with the SEC, or designate an existing registration statement filed with the SEC as, a shelf registration statement to cover resales of the New Notes. If Goodrich fails to satisfy these obligations, it will be required to pay additional interest as liquidated damages to the holders of the New Notes affected thereby, and additional interest will accrue on the principal amount of the New Notes affected thereby, in addition to the stated interest on the New Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter. The registration rights agreement is filed as Exhibit 4.5 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 4.1	Form of 6.29% Notes Due 2016 of Goodrich Corporation

Exhibit 4.2	Form of 6.80% Notes Due 2036 of Goodrich Corporation

Exhibit 4.3	Third Supplemental Indenture dated June 22, 2006 between Goodrich Corporation and The Bank of New York Trust Company, N.A., as successor trustee

Exhibit 4.4	Fourth Supplemental Indenture dated June 22, 2006 between Goodrich Corporation and The Bank of New York Trust Company, N.A., as successor trustee

Exhibit 4.5	Registration Rights Agreement dated June 22, 2006 between Goodrich Corporation and Banc of America Securities LLC and Deutsche Bank Securities Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: June 22, 2006	By:	/s/ Sally L. Geib
Sally L. Geib
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit 4.1	Form of 6.29% Notes Due 2016 of Goodrich Corporation

Exhibit 4.2	Form of 6.80% Notes Due 2036 of Goodrich Corporation

Exhibit 4.3	Third Supplemental Indenture dated June 22, 2006 between Goodrich Corporation and The Bank of New York Trust Company, N.A., as successor trustee

Exhibit 4.4	Fourth Supplemental Indenture dated June 22, 2006 between Goodrich Corporation and The Bank of New York Trust Company, N.A., as successor trustee

Exhibit 4.5	Registration Rights Agreement dated June 22, 2006 between Goodrich Corporation and Banc of America Securities LLC and Deutsche Bank Securities Inc.